UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2009

Petrocorp Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-141993
(Commission File Number)

20-5134664
(IRS Employer Identification No.)

1065 Dobbs Ferry Road, White Plains, NY 10607

 (Address of principal executive offices and Zip Code)

(914) 674-4373
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

On March 16, 2009, Stephen Siedow, aged 58, a director of the Company since December 2007, was appointed Chief Financial Officer of the Company effective March 1, 2009.  Mr. Siedow is a member of The American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  From 1974 to 1982 Mr. Siedow was with the audit department of Ernst & Young, Certified Public Accountants in Denver, Colorado and in 1982, he formed Stephen M. Siedow, PC a professional accounting firm providing auditing, management consulting and tax services to corporations, partnerships and individuals.  Mr. Siedow specializes in public and SEC accounting and has experience in industries including construction, mining, oil and gas, and mergers/acquisitions.

ITEM 8.01 Other Events

On March 17, 2009, the Company issued a press release regarding its being awarded certain oil and gas exploration licenses and Mr. Seidow’s appointment..

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

99.1  Press Release, dated March 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

   /s/ James Fitzsimons

James Fitzsimons, President

Date:  March 17, 2009